As Filed with the Commission on January 28, 1999


                                                      1940 Act File No. 811-7774

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940       X


                      Amendment No. 31 ...................................... X



                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)


                                One South Street
                            Baltimore, Maryland 21202

                (Address of Principal pursuant Executive Offices)


                                 (412) 895-5000

                         (Registrant's Telephone Number)


Daniel O. Hirsch                          Copies To:   Burton M. Leibert, Esq.
BT Alex. Brown                                         Willkie Farr & Gallagher
One South Street                                       One Citicorp Center
Baltimore, MD  21202                                   153 East 53rd Street
(Name and Address of Agent for Service)                New York, New York  10022

                                   Explanatory

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.


BT Investment Portfolios is comprised of fourteen portfolios. This Amendment to the Registration Statement relates only to Pacific Basin Equity Portfolio, Latin

American Equity Portfolio, Small Cap Portfolio, International Small Company Equity Portfolio, Global Emerging Markets Equity Portfolio, and BT PreservationPlus Income Portfolio.


BT INVESTMENT PORTFOLIOS

PACIFIC BASIN EQUITY PORTFOLIO
LATIN AMERICAN EQUITY PORTFOLIO

SMALL CAP PORTFOLIO

INTERNATIONAL SMALL COMPANY EQUITY PORTFOLIO
GLOBAL EMERGING MARKETS EQUITY PORTFOLIO
BT PRESERVATIONPLUS INCOME PORTFOLIO

PART A


Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.

Beneficial interests in BT Investment Portfolios (the "Trust") are divided into separate series, each having distinct investment objectives and policies, six of which, Pacific Basin Equity Portfolio, Latin American Equity Portfolio, Small Cap Portfolio, International Small Company Equity Portfolio, Global Emerging Markets Equity Portfolio, and BT PreservationPlus Income Portfolio, (each a "Portfolio" and, collectively, the "Portfolios") are described herein.

The investment objective of each Portfolio may be changed without shareholder approval. The investment objective of each Portfolio is as follows:

PACIFIC BASIN EQUITY PORTFOLIO
The Portfolio seeks long-term capital appreciation from investment primarily in the equity securities (or other securities with equity characteristics) of companies domiciled in, or doing business in the Pacific Basin region, other than Japan; the production of any current income is incidental to this objective.


LATIN AMERICAN EQUITY PORTFOLIO
The Portfolio seeks long-term capital appreciation from investments primarily in the equity securities (or other securities with equity characteristics) of companies domiciled in, or doing business in, Latin America; the production of any current income is incidental to this objective.

SMALL CAP PORTFOLIO

The Portfolio seeks long-term capital growth from investments primarily in the equity securities (or other securities with equity characteristics) of small capitalization U.S. companies; the production of any current income is secondary to this objective.

INTERNATIONAL SMALL COMPANY EQUITY PORTFOLIO
The investment objective of the Portfolio is long-term capital appreciation. The Portfolio seeks this investment objective by investing primarily in companies outside of the U.S. having publicly traded shares with a market capitalization within the market capitalization range of The Salomon Smith Barney Extended Market Index - excluding U.S. (Total).

EMERGING MARKETS EQUITY PORTFOLIO
The investment objective of the Portfolio is long-term capital growth. The Portfolio seeks to accomplish this investment objective through investments in a well-diversified portfolio of non-U.S. companies predominantly domiciled in the world's emerging countries.

BT PRESERVATIONPLUS INCOME PORTFOLIO
The investment objective of the Portfolio is a high level of current income while seeking to maintain a stable NAV per Share. The Portfolio seeks to accomplish this objective by investing in a diversified portfolio of fixed income securities, money market instruments, futures, options and other instruments and by entering into wrapper agreements with financial institutions, such as insurance companies and banks, which are intended to stabilize the NAV per Share of the Portfolio.


Investments in the Portfolios are neither insured nor guaranteed by the U.S. government. Investments in the Portfolios are not deposits or obligations of, or guaranteed or endorsed by, Bankers Trust Company ("Bankers Trust") or the investment adviser of the Portfolios, are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

There can be no assurance that the investment objectives of the Portfolios will be achieved. Additional information about the investment policies of each Portfolio appears in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolios' investment objectives and policies and the risk factors associated with investments in the Portfolios from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks," and "Organizational Structure," in Pacific Basin Equity Fund's, Latin American Equity Fund's, Small Cap Fund's, International Small Company Equity Fund's, Global Emerging Markets Equity Fund's, and BT PreservationPlus Income Fund's (the "Feeder Funds") prospectuses (each the "Feeder Fund's Prospectus").

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in each Feeder Fund's Prospectus.

The Trust was organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in each Portfolio. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.


The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Trust has fourteen series: Asset Management Portfolio II, Asset Management Portfolio III, Liquid Assets Portfolio, Pacific Basin Equity Portfolio, Latin American Equity Portfolio, EAFE Equity Index Portfolio, Small Cap Portfolio, Small Cap Index Portfolio, U.S. Bond Index Portfolio, BT PreservationPlus Portfolio, International Small Company Equity Portfolio, Global Emerging Markets Equity Portfolio, and BT PreservationPlus Income Portfolio.


Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.


Registrant incorporates by reference additional information concerning each Portfolio's capital stock from the sections entitled "Calculating the Fund's Share Price," "Buying and Selling Fund Shares," "Dividends and Distributions," and "Taxes" in each Feeder Fund's Prospectuses.

Each investor in the Portfolios may add to or reduce its investment in each Portfolio on each Fund Business Day. At each Valuation Time on each such business day, the value of each investor's beneficial interest in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in each Portfolio as of the Valuation Time, on the following business day of each Portfolio.

The net income of each Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of each Portfolio, less (ii) all actual and accrued expenses of each Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of each Portfolio is allocated pro rata among the investors in each Portfolio. The Net Income is accrued daily and distributed monthly to the investors in each Portfolio.


Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.


It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

ITEM 7. SHAREHOLDER INFORMATION

Registrant incorporates by reference information concerning the computation of net asset value and valuation of each Portfolio's assets from sections entitled "Calculating the Fund's Share Price" and "Buying and Selling Fund Shares" in each Feeder Fund's Prospectus.

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


An investment in the Portfolios may be made without a sales charge. All investments are made at the net asset value next determined if an order is received by the Portfolios by the designated cutoff time for each accredited investor. The net asset value of each Portfolio is determined on each Fund Business Day. Each Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolios. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).


An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in Federal funds normally on the Fund Business Day the withdrawal is effected, but in any event within seven calendar days. Unless requested by an investor, the Portfolio will not make a redemption in kind to the investor, except in situations where the investor may make redemptions in kind.


The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Trust and ICC Distributors, Inc. ("ICC") reserve the right to cease accepting investments in the Portfolios at any time or to reject any investment order. The placement agent for the Portfolios is ICC. The principal business address of ICC is Two Portland Square, Portland, Maine 04101. ICC receives no additional compensation for serving as the placement agent for the Portfolios.

Registrant incorporates by reference information concerning dividends and distributions and tax consequences from the sections entitled "Dividends and Distributions," and "Tax Considerations" in each Feeder Fund's Prospectus.

ITEM 8. DISTRIBUTION ARRANGEMENTS

Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled "Organizational Structure" in each Feeder Fund's Prospectus.

BT INVESTMENT PORTFOLIOS

PACIFIC BASIN EQUITY PORTFOLIO
LATIN AMERICAN EQUITY PORTFOLIO

SMALL CAP PORTFOLIO

INTERNATIONAL SMALL COMPANY EQUITY PORTFOLIO
GLOBAL EMERGING MARKETS EQUITY PORTFOLIO
BT PRESERVATIONPLUS INCOME PORTFOLIO

PART B


ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

Not applicable.

ITEM 11. FUND HISTORY.

The Trust was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS

The Trust is a no-load, open-end management investment company. Part A contains information about the investment objectives and policies of Pacific Basin Equity Portfolio, Latin American Equity Portfolio, Small Cap Portfolio, International Small Company Equity Portfolio, Global Emerging Markets Equity Portfolio, and BT PreservationPlus Income Portfolio. This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the Pacific Basin Equity Portfolio, Latin American Equity Portfolio, Small Cap Portfolio, International Small Company Equity Portfolio, Global Emerging Markets Equity Portfolio, and BT PreservationPlus Income Portfolio (each a "Portfolio") from the section entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information for Pacific Basin Equity Fund, Latin American Equity Fund, Small Cap Fund, International Small Company Equity Fund, Global Emerging Markets Equity Fund, and BT PreservationPlus Income Fund (each the "Feeder Fund's SAI").

ITEM 13. MANAGEMENT OF THE FUND.

Registrant Incorporates by reference information concerning the management of the Portfolios from the section entitled "Management of the Trust" in each Feeder Fund's SAI.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of December 31, 1998, Pacific Basin Equity Fund, Latin American Equity Fund, and Small Cap Fund, (each a "Fund"), each a series of shares of BT Investment Funds, each owned approximately 100% of the value of the outstanding interests in the Pacific Basin Equity Portfolio, Latin American Equity Portfolio, and Small Cap Portfolio, respectively. As of December 31, 1998, International Small Company Equity Fund and Global Emerging Markets Equity Fund (each a "Fund), each a series of BT Investment Funds, owned approximately 75% and 97% of the value of the outstanding interests in the International Small Company Equity Portfolio and the Global Emerging Markets Equity Portfolio, respectively. As of December 31, 1998, Security Benefit Life Insurance Company owned approximately 99% of the value of the outstanding interests in the BT PreservationPlus Income Portfolio. Because International Small Company Equity Fund and Global Emerging Markets Equity Fund each control their corresponding Portfolio, they may take actions without the approval of any other investor in the Portfolios.


Each Fund has informed the Trust that whenever it is requested to vote on matters pertaining to the fundamental policies of each Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolios will follow the same or a similar practice.


ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolios from the section entitled "Management of the Trust" in each Feeder Fund's SAI.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.



Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Investment Objective, Policies and Restrictions -- Brokerage Commissions" in each Feeder Fund's SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.


Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of the Portfolios, investors are entitled to share pro rata in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred.

Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors.

Investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof.


The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.



ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES.


Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of

Section 4(2) of the 1933 Act. See Item 7, "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by each Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities; Redemptions and Purchases in Kind" in each Feeder Fund's SAI.

ITEM 19. TAXATION OF THE FUND.

Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled "Taxation" in each Feeder Fund's SAI.


It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20. UNDERWRITERS.

The placement agent for the Trust is ICC Distributors, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

ITEM 21. CALCULATION OF PERFORMANCE DATA.


Not applicable.


ITEM 22. FINANCIAL STATEMENTS.

Each Portfolio's financial statements are hereby incorporated by reference to each Feeder Fund's Annual Report dated September 30, 1998 (File Nos. 33-07404 and 811-4760).

PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23. EXHIBITS

(a) Declaration of Trust of the Registrant; 3 First Amendment to Declaration of Trust; * Second Amendment to Declaration of Trust; * (3) Third Amendment to Declaration of Trust;* (4) Fourth Amendment to Declaration of Trust; * Fifth Amendment to Declaration of Trust; * Sixth Amendment to Declaration of Trust; * Conformed copy of Amendment No. 7 to Declaration of Trust of BT Investment Portfolios; 7 Conformed copy of Amendment No. 8 to Declaration of to Declaration of Trust of BT Investment Portfolios; 10 (9) Conformed copy of Amendment No. 9 to Declaration of Trust of BT Investment Portfolios--filed herewith;
      (b)   By-Laws of the Registrant; 3
      Not Applicable; Conformed copy of Investment Advisory Agreement between the Registrant and Bankers Trust Company ("Bankers Trust"); 3 Sub-Investment Advisory Agreement between Bankers Trust and BT Fund Managers International Limited; 2 Schedule of fees under Investment Advisory Agreement; 4 Conformed Copy of Investment Advisory Agreement between International Equity Portfolio and the Registrant and Bankers Trust; 12 Form of Investment Advisory Agreement for Pacific Basin Equity Portfolio; 12 Form of Sub-Investment Advisory Agreement for Pacific Basin Equity Portfolio; 12 Copy of Exhibit A to Investment Advisory Agreement; 12 Conformed copy of Sub-Investment Advisory Agreement between Bankers Trust Company and BT Funds Management (International) Limited on behalf of Pacific Basin Equity Portfolio and Latin American Equity Portfolio--filed herewith;
(f)      Not Applicable;
      (g)        Conformed copy of Custodian Agreement between Bankers Trust
                  Company and BT Investment Portfolios; 11
            (1) Conformed copy of Amendment #1 to Exhibit A of the Custodian Agreement; 12
            (2) Conformed copy of Amendment #2 to Exhibit A of the Custodian Agreement; 12
     (h) (1) Administration and Services Agreement between the Registrant and Bankers Trust; 1
            (2) Conformed Copy of Exclusive Placement Agent Agreement; 8 (3) Copy of Exhibit A to Exclusive Placement Agent Agreement; 8 (4) Copy of Exhibit D to the Administration and Services Agreement; 12 (5) Conformed Copy of Expense Limitation Agreement;
      (l)  (1) Investment Representation letters of initial investors; 1
            (2) Investment Representation Letters of Initial

                  Investors, EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio; 4

(m)      Not Applicable;
(n)      Financial Data Schedules--filed herewith;
(o)      Not Applicable.

*  Previously Filed.
1. Incorporated by reference to the Registrant's registration statement on Form N-lA ("Registration Statement") as filed with the Commission on June 7, 1993.

2. Incorporated by reference to Amendment No. 3 to Registrant's Registration Statement as filed with the Commission on September 20, 1993.

3. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.


4. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996.

7. Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the Commission on January 30, 1997.

8. Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the Commission on February 28, 1997.

10. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997.

11. Incorporated by reference to Amendment No. 18 to Registrant's Registration Statement as filed with the Commission on May 19, 1997.

12. Incorporated by reference to Amendment No. 13 to Registrant's Registration Statement as filed with the Commission on April 30, 1998.

ITEM 24. Persons Controlled By or Under Common Control with the Fund

None.

ITEM 25.  Indemnification.

Incorporated by reference to Post-Effective Amendment No. 11 to Registrant's Registration Statement as filed with the Commission on January 29, 1996.

ITEM 26. Business and Other Connections of Investment Adviser.

Bankers Trust serves as investment adviser to each Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market. To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is or has been at anytime during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature. These persons may be contacted c/o Bankers Trust Company, 130 Liberty Street, New York, New York 10006.

George B. Beitzel, International Business Machines Corporation, Old Orchard Road, Armonk, NY 10504. Director, Bankers Trust Company; Retired senior vice president and Director, International Business Machines Corporation; Director, Computer Task Group; Director, Phillips Petroleum Company; Director, Caliber Systems, Inc. (formerly, Roadway Services Inc.); Director, Rohm and Haas Company; Director, TIG Holdings; Chairman emeritus of Amherst College; and Chairman of the Colonial Willimsburg Foundation.

Richard H. Daniel, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Vice chairman and chief financial officer, Bankers Trust Company and Bankers Trust Corporation; Beneficial owner, general partner, Daniel Brothers, Daniel Lingo & Assoc., Daniel Pelt & Assoc.; Beneficial owner, Rhea C.
Daniel Trust.

Philip A. Griffiths, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Institute for Advanced Study; Director, Bankers Trust Company; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; and Chairman and member, Nominations Committee and Committee on Science and Engineering Indicators, National Science Board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy.

William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Company; Director, Exxon Corporation; Director, Halliburton Company; Director, Warner-Lambert Corporation; Director, The Williams Companies, Inc.; and Director, National Retail Federation.

Vernon E. Jordan, Jr., Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, DC 20036. Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP; Director, Bankers Trust Company; Director, American Express Company; Director, Dow-Jones, Inc.; Director, J.C. Penney Company, Inc.; Director, Revlon Group Incorporated; Director, Ryder System, Inc.; Director, Sara Lee Corporation; Director, Union Carbide Corporation; Director, Xerox Corporation; Trustee, Brookings Institution; Trustee, The Ford Foundation; and Trustee, Howard University.

David Marshall, 130 Liberty Street, New York, New York 10006. Chief Information Officer and Executive Vice President, Bankers Trust Corporation; Senior Managing Director, Bankers Trust Company.

Hamish Maxwell, Philip Morris Companies Inc., 120 Park Avenue, New York, NY 10006. Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Bankers Trust Company; Director, The News Corporation Limited; Director, Sola International Inc.; and Chairman, WWP Group plc.

Frank N. Newman, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board, Chief Executive Officer and President, Bankers Trust Corporation and Bankers Trust Company; Director, Bankers Trust Company; Director, Dow-Jones, Inc.; and Director, Carnegie Hall.

N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Director, Bankers Trust Company; Director, Boston Scientific Corporation; and Director, Xerox Corporation.

Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19104. Chairman and Chief Executive Officer of The Palmer Group; Director, Bankers Trust Company; Director, Allied-Signal Inc.; Director, Federal Home Loan Mortgage Corporation; Director, GTE Corporation; Director, The May Department Stores Company; Director, Safeguard Scientifics, Inc.; and Trustee, University of Pennsylvania.

Donald L. Staheli, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Bankers Trust Company; Director, ContiFinancial Corporation; Director, Prudential Life Insurance Company of America; Director, Fresenius Medical Care, A.g.; Director, America-China Society; Director, National Committee on United States-China Relations; Director, New York City Partnership; Chairman, U.S.-China Business Council; Chairman, Council on Foreign Relations; Chairman, National Advisor Council of Brigham Young University's Marriott School of Management; Vice Chairman, The Points of Light Foundation; and Trustee, American Graduate School of International Management.

Patricia Carry Stewart, c/o Office of the Secretary, 130 Liberty Street, New York, NY 10006. Director, Bankers Trust Company; Director, CVS Corporation; Director, Community Foundation for Palm Beach and Martin Counties; Trustee Emerita, Cornell University.

George J. Vojta, Bankers Trust Company, 130 Liberty Street, New York, NY 10006. Vice Chairman, Bankers Trust Corporation and Bankers Trust Company; Director, Bankers Trust Company; Director; Alicorp S.A.; Director; Northwest Airlines; Director, Private Export Funding Corp.; Director, New York State Banking Board; Director, St. Lukes-Roosevelt Hospital Center; Partner, New York City Partnership; and Chairman, Wharton Financial Services Center.

Paul A. Volcker, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Bankers Trust Company; Director, American Stock Exchange; Director, Nestle S.A.; Director, Prudential Insurance Company; Director, UAL Corporation; Chairman, Group of 30; North American Chairman, Trilateral Commission; Co-Chairman, Bretton Woods Committee; Co-Chairman, U.S./Hong Kong Economic Cooperation Committee; Director, American Council on Germany; Director, Aspen Institute; Director, Council on Foreign Relations; Director, The Japan Society; and Trustee, The American Assembly.

Melvin A. Yellin, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Senior Managing Director and General Counsel of Bankers Trust Corporation and Bankers Trust Company; Director, 1136 Tenants Corporation; and Director, ABA Securities Association.

ITEM 27. Principal Underwriters.

ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant: BT Advisor Funds, BT Institutional Funds, BT Investment Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, and Asset Management Portfolio.

(b) Unless otherwise stated, the principal business address is Two Portland Square, Portland, Maine 04101.

(1)                                   (2)                                 (3)
Name and Principal                    Position and Offices with           Position and Offices with the
Business Address                      Distributor                         Registrant
John Y. Keffer                        President                           None

Sara M. Morris                        Treasurer                           None

David I. Goldstein                    Secretary                           None

Benjamin L. Niles                     Vice President                      None

Margaret J. Fenderson                 Assistant Treasurer                 None

Dana L. Lukens                        Assistant Secretary                 None

Nanette K. Chern                      Chief Compliance Officer            None

(c) None

ITEM 28. Location of Accounts and Records.

Registrant: One South Street, Baltimore, Maryland  21202.

Bankers Trust Company (Investment Adviser, Custodian and Administrator): 130 Liberty Street, New York, New York 10006.

Investors Fiduciary Trust Company (Transfer Agent and Dividend Disbursing Agent): 127 West 10th Street, Kansas City, MO 64105.

ICC Distributors, Inc. (Placement Agent and Sub-Administrator): Two Portland Square, Portland, Maine 04101.

ITEM 29. MANAGEMENT SERVICES.
            Not Applicable

ITEM 32. UNDERTAKINGS.
            Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INVESTMENT PORTFOLIOS, has duly caused this 31st amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Baltimore and the State of Maryland, on the 27th day of January, 1999.

                            BT INVESTMENT PORTFOLIOS


                              By: /s/ Daniel O. Hirsch
                              Secretary
                              January 27, 1999

                        SUB-INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of January 1, 1999 by and between BANKERS TRUST COMPANY ("BT") and BT FUNDS MANAGEMENT (INTERNATIONAL) LIMITED ("Sub-Adviser").

         WHEREAS, each Portfolio listed on Exhibit A hereto (each herein called a "Portfolio" and collectively, the "Portfolios") has retained BT to serve as its investment adviser pursuant to an Investment Advisory Agreement that permits BT to delegate certain investment advisory services thereunder to a sub-investment adviser selected by BT;

         WHEREAS, BT desires to retain the Sub-Adviser to render to the Portfolios certain investment advisory services, and the Sub-Adviser is willing to so render such services on the terms hereinafter set forth;

         NOW, THEREFORE, this Agreement.

                              W I T N E S S E T H:

         In consideration of the promises and mutual covenants herein contained, it is agreed between the parties as follows:

         1. Appointment. BT hereby appoints the Sub-Adviser to act as sub-investment adviser with respect to some or all of the assets of each Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. BT and Sub-Adviser shall agree as to the portion of Portfolio assets that the Sub-Adviser shall manage. Such portion may change from time to time subject to the mutual agreement of BT and the Sub-Adviser.

         2. Management. Subject to the supervision of BT and the Board of Trustees of each Portfolio (herein called the "Trustees"), the Sub-Adviser will provide a continuous investment program for each Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolio. The Sub-Adviser will provide the services rendered by it hereunder in accordance with the Portfolio's investment objective(s) and policies as stated in the Portfolio's then current Registration Statement on Form N-1A by this reference incorporated herein. The Sub-Adviser further agrees that it:

             (a) will conform with all applicable rules and regulations of the U.S. Securities and Exchange Commission (herein called the "Rules") and with the Securities Act of 1933, the Securities Exchange Act of 1934 (the "1934 Act"), the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (the "Advisers Act"), all as amended, and will in addition conduct its activities under this Agreement in accordance with regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies and their subsidiaries;

             (b) will place orders pursuant to its investment determinations for the Portfolios either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Sub-Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the 1934 Act) to or for the benefit of any fund and/or other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion. Subject to the review of BT and the Trustees from time to time with respect to the extent and continuation of the policy, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion; and

             (c) will maintain books and records with respect to the Portfolio's securities transactions and will render to BT and the Trustees the reports outlined in Exhibit B hereto and such periodic and special reports as BT and/or the Trustees may request.

             (d) BT shall make all reasonable efforts to ensure that any custodian appointed by the Portfolio comply with the Sub-Adviser's instructions, provided that such instructions are pursuant to this Agreement.

         3. Services Not Exclusive. The investment management services rendered by the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

         4. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio and further agrees to surrender, or cause to be surrendered, promptly to the Portfolio any of such records upon BT's and/or the Portfolio's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and the records required to be maintained by Rule 204-2 under the Advisers Act.

         5. Expenses. It is understood that the Portfolio will pay from its assets all of its own expenses allocable to the Portfolio including, without limitation, all taxes, costs, charges and expenses properly incurred in connection with the investment and management of the Portfolio or the acquisition, disposal or maintenance of any investment of the Portfolio (excluding in-house administration costs of the Sub-Adviser in the nature of rent for the Sub-Adviser's premises, computer charges, salaries, research costs and like expenses) and the Sub-Adviser may cause them to be deducted from the Portfolio.

         6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, BT will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee, such amount as is agreed to from time to time by BT and Sub-Adviser provided,


BT Investment Portfolios                 2
however, that such fee will not exceed 100% of the fee being paid at any such time to BT by the Portfolios.

         7. Limitation of Liability of the Sub-Adviser; Indemnification. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by BT or a Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

Further, BT will indemnify and defend the Sub-Adviser and hold it harmless against any loss or claims or any demands or proceedings made by any person, in any way arising from its appointment hereunder, except as may result from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations hereunder. The provisions of this
Section 7 shall survive termination of this Agreement.

Notwithstanding any other provision of this Section 7, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any federal securities laws.

         8. Duration and Termination. This Agreement shall be effective as of the date this Agreement shall have been approved by the Trustees in the manner contemplated by Section 15 of the 1940 Act and interpretations thereunder and, unless sooner terminated as provided herein, shall continue until the second anniversary of such date. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees or by a majority of the outstanding voting securities of the Portfolio. This Agreement may be terminated at any time, with respect to any Portfolio, without the payment of any penalty, by the Trustees, by BT upon notification to the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Sub-Adviser. The Sub-Adviser may terminate this Agreement at any time, without payment of any penalty, on 90 days' written notice to BT and to the Portfolio. This Agreement will automatically terminate in the event of its assignment. (As used in this Agreement, the terms, "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.)

         9. Amendment of this Agreement. No material term of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of a material term of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Portfolio.

         10. (a) Representations and Warranties. The Sub-Adviser hereby represents and warrants as follows:

BT Investment Portfolios                 3

                    (i)  The Sub-Adviser is registered under the Advisers Act;

                    (ii) The Sub-Adviser has all requisite authority to enter
               into, execute, deliver and perform its obligations under, this Agreement;

                    (iii) This Agreement is legal, valid and binding, and
               enforceable in accordance with its terms; and

                    (iv) The performance by the Sub-Adviser of its obligations under this Agreement does not conflict with any law to which it is subject.

               (b) Covenants. The Sub-Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect,

                    (i) The Sub-Adviser shall remain registered under the
               Advisers Act; and

                    (ii) The performance by the Sub-Adviser of its obligations under this Agreement shall not conflict with any law to which it is then subject.

               (a) Representations and Warranties of BT. BT hereby represents and warrants as follows:

                    (i) BT has delivered true and correct copies of Form N-1A
               for each Portfolio and such other documents or instructions governing the instruments and investment policies and practices of the Portfolio which are relevant to the Sub-Adviser's performance of its duties under this Agreement to the Sub-Adviser, and agrees to promptly notify and deliver to the Sub-Adviser, all future amendments and supplements; and

                    (ii) BT has the power and has taken all necessary action,
               and has obtained all necessary licenses, authorizations and approvals to execute this Agreement, which constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

                    (iii) Each Portfolio is duly registered with the SEC under the 1940 Act as a diversified management investment company.


         11. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Sub-Adviser at Level 15, The Chifley Tower, 2 Chifley Square, Sydney, NSW 2000, Australia, Attention to the Legal Manager, phone 612 9259 9781; (b) to BT at 130 Liberty Street (Bankers Trust Plaza), New York, New York 10006; or (c) to a Portfolio c/o ICC, BT Alex.
Brown, One South Street, Baltimore, Maryland 21202.

         12. Waiver. With full knowledge of the circumstances and the effect of its action, the Sub-Adviser hereby waives any and all rights which it may acquire in the future against the property of any investor in the Portfolio, other than beneficial interests in the Portfolio at their

BT Investment Portfolios                 4
then net asset value, which arise out of any action or inaction of the Portfolio under this Agreement.

         13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of New York of the United States, without reference to principles of conflicts of law.

BT Investment Portfolios                 5

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:                                  BT FUNDS MANAGEMENT
                                              (INTERNATIONAL) LIMITED



/s/ Mary Cademartori                     By: /s/ B.P. Bonyhady
--------------------------                   ------------------------------
Mary Cadematori                          Name: B.P. Bonyhady
                                               ----------------------------
                                         Title: Executive Vice President
                                               ----------------------------

Attest:                                  BANKERS TRUST COMPANY


/s/ Daniel O. Hirsch                     By: /s/ Brian W. Wixted
--------------------------                   ------------------------------
Daniel O. Hirsch                         Name: Brian W. Wixted
                                               ----------------------------
                                         Title: Principal
                                               ----------------------------

BT Investment Portfolios                 6

                                    Exhibit A
                                     To the
                        SUB-INVESTMENT ADVISORY AGREEMENT

Portfolios Subject to the Agreement:

Pacific Basin Equity Portfolio

Latin American Equity Portfolio


BT Investment Portfolios                 7

                                    Exhibit B

All calculations and values in the reports are in U.S. dollars unless otherwise indicated, the reports shall contain at least the following information as of a stated end of period date:

1. A quarterly review of each Portfolio, including market commentary, performance, performance analysis and the Sub-Adviser's portfolio strategy.

2. Other information as may reasonably be necessary to evaluate the terms of the Agreement.

BT Investment Portfolios                 8